Exhibit 99.1

American Software Reports Preliminary Third Quarter of Fiscal Year 2016 Results

License Fee Revenues Increase 16%, Total Revenues Increase 5% and Operating Earnings Increase 6% for the Quarter

ATLANTA--(BUSINESS WIRE)--February 25, 2016--American Software, Inc. (NASDAQ: AMSWA) today reported preliminary financial results for the third quarter of fiscal 2016. The Company increased License Revenue by 16% and Total Revenues by 5% for the third quarter when compared to the same period last year.

Key third quarter financial metrics:

  Total revenues for the quarter ended January 31, 2016 were $27.1 million, an increase of 5% over the comparable period last year.
  Software license revenues for the quarter ended January 31, 2016 were $5.0 million, an increase of 16% compared to the same period last year.
  Services and other revenues for the quarter ended January 31, 2016 increased 1% to $11.8 million compared to $11.7 million for the same period last year.
  Maintenance revenues for the quarter ended January 31, 2016 increased 4% to $10.2 million compared to $9.8 million the same period last year.
  Operating earnings for the quarter ended January 31, 2016 were $2.5 million, an increase of 6% compared to the same period last year.
  GAAP net earnings for the quarter ended January 31, 2016 were $2.1 million or $0.07 per fully diluted share compared to $2.8 million or $0.10 per fully diluted share in the same period last year.
  Adjusted net earnings for the quarter ended January 31, 2016, which excludes stock-based compensation expense, amortization of acquisition-related intangibles and discrete tax adjustments, were $1.8 million or $0.06 per fully diluted share compared to $2.0 million or $0.07 per fully diluted share for the same period last year, which excluded stock-based compensation expense, amortization of acquisition-related intangibles and discrete tax adjustments in the prior year.
  EBITDA increased 2% to $3.9 million for the quarter ended January 31, 2016 compared to $3.8 million for the quarter ended January 31, 2015.
  Adjusted EBITDA increased 2% to $4.3 million for the quarter ended January 31, 2016 compared to $4.2 million for the quarter ended January 31, 2015. Adjusted EBITDA represents GAAP net earnings adjusted for amortization of intangibles, depreciation, interest income & other, net, income tax expense, stock-based compensation, and other significant non-routine operating and non-operating income and expense items, if applicable.
  Cloud Services Annual Contract Value (ACV) increased approximately 142% to $3.3 million for the quarter ended January 31, 2016 compared to $1.4 million in the same period of the prior year. The ACV is comprised of software-as-a-service (SaaS) ACV of $1.7 million compared to approximately $729,000 during the same period last year and other cloud services ACV of $1.6 million compared to $647,000 during the same period last year.

Key fiscal 2016 year to date financial highlights:

  Total revenues for the nine months ended January 31, 2016 were $85.0 million, a 13% increase over the comparable period last year.
  Software license fees for the nine month period were $15.5 million, a 32% increase compared to the same period last year.
  Services and other revenues for the nine months ended January 31, 2016 increased 14% to $39.1 million compared to $34.4 million the same period last year.
  Maintenance revenues for the nine months ended January 31, 2016 were $30.4 million, a 5% increase compared to $29.1 million the same period last year.
  For the nine months ended January 31, 2016, the Company reported operating earnings of approximately $9.7 million, a 63% increase over the same period last year.
  GAAP net earnings were approximately $6.8 million or $0.24 per fully diluted share for the nine months ended January 31, 2016, a 23% increase compared to $5.6 million or $0.19 per fully diluted share for the same period last year.
  Adjusted net earnings for the nine months ended January 31, 2016, which excludes stock-based compensation expense, amortization of acquisition-related intangibles and discrete tax adjustments increased 35% to $7.2 million or $0.25 per fully diluted share, compared to $5.3 million or $0.19 per fully diluted share for the same period last year, which also excluded stock-based compensation expenses and acquisition-related amortization of intangibles and discrete tax adjustments.
  Adjusted EBITDA increased 32% to $15.1 million for the nine months ended January 31, 2016 compared to $11.4 million for the nine months ended January 31, 2015. Adjusted EBITDA represents GAAP net earnings adjusted for amortization of intangibles, depreciation, interest income & other, net, income tax expense, stock-based compensation, and other significant non-routine operating and non-operating income and expense items, if applicable.

The Company is including Annual Contract Value (ACV), EBITDA, adjusted EBITDA, adjusted net earnings and adjusted net earnings per share in the summary financial information provided with this press release as supplemental information relating to its operating results. This financial information is not in accordance with, or an alternative for, GAAP-compliant financial information and may be different from non-GAAP net earnings and non-GAAP per share measures used by other companies. The Company believes that this presentation of ACV, EBITDA, adjusted EBITDA, adjusted net earnings and adjusted net earnings per share provides useful information to investors regarding certain additional financial and business trends relating to its financial condition and results of operations. The ACV is a forward-looking operating measure used by management to better understand cloud services (SaaS and other related cloud services) revenue growth trends within the Company’s business as it reflects the Company’s current estimate of revenue to be generated under the existing client contracts in the forward 12-month period.

The overall financial condition of the Company remains strong, with cash and investments of approximately $74.3 million and no debt as of January 31, 2016. During the third quarter of fiscal 2016, the Company distributed approximately $2.9 million in shareholder dividends. On February 10, 2016, the Company’s Board of Directors declared a quarterly dividend of $0.10 per share payable to the Class A and Class B Common Shareholders of record at the close of business on May 13, 2016. The dividend will be paid on or about May 27, 2016.

“Fiscal year 2016 continues to gain momentum across all revenue streams. During the third quarter fiscal 2016, we grew license revenue by 16% and total revenues by 5% which increased operating earnings by 6% compared to the same period of the prior year,” said Mike Edenfield, president and CEO of American Software. “With more customers leveraging our cloud services and software-as-a-service (SaaS) offerings, we are pleased to report significant quarter-over-quarter increases in Cloud Services Annual Contract Value (ACV).

“As more companies seek to decrease costs and leverage global suppliers and manufacturing partners, the task of managing the supply chain grows exponentially with each partner and each channel,” continued Edenfield. “In order to keep pace and achieve needed visibility, companies are seeking the comprehensive supply chain and retail planning solutions in our product portfolio which provide the ability to reduce costs, optimize sourcing and production, and improve omni channel performance.”

Additional highlights for the third quarter of fiscal 2016 include:

Customers & Channels

  Notable new and existing customers placing orders with the Company in the third quarter include: AdvancePierre Foods, Andis Company, Barbeques Galore, Games Workshop, Husqvarna, Caribou Coffee, Cooneen at Work, Nutrabolt, Sinochem International Australia, The Aldo Group, The Echo Design Group, Town & Country Linen Corporation, and Xcel Brands.
  During the quarter, software license agreements were signed with customers located in the following 10 countries: Australia, Canada, Denmark, Dominican Republic, Finland, Mexico, Sweden, Tunisia, the United Kingdom, and the United States.
  Logility, a subsidiary of the Company, announced Moen, North America’s #1 faucet brand, presented the session, “Scoring a #1 Hit with Global Inventory Optimization,” at the Chief Supply Chain Officer and Inventory Optimization Summit. Moen shared how its use of Logility Voyager Solutions™ has enabled them to provide a single, multi-echelon, global inventory system across its supply chain to quickly model and analyze multiple scenarios in support of a multitude of operational activities.
  Logility announced retailers, such as Modell’s Sporting Goods and Groupe Dynamite, are taking advantage of new opportunities to achieve supply chain excellence, provide exceptional customer service and drive bottom line improvements through the use of Logility Voyager Solutions to automate retail allocation and replenishment processes.
  During the quarter, Logility announced Sandvik Mining and Construction, a business area within Sandvik with operations in more than 130 countries, received the Logistics IT in Manufacturing Award from UK-based industry publication Logistics Business IT. The award recognized Sandvik Mining and Construction’s Supply Chain Transformation Project to optimize its distribution network and support the company’s objectives to deliver unsurpassed customer service.
  Groupe Dynamite, a growing Montreal-based fast-fashion retailer with more than 380 locations around the world for its two brands—Dynamite and Garage, and Logility participated in a live educational webinar. The event discussed how the retailer is able to stay on the leading edge of fashion while maximizing inventory sell-through, increasing store-level service and reducing markdowns.
  Logility and Ferguson Enterprises, a leading distributor of plumbing supplies; pipe, valves, and fittings (PVF); and heating and cooling equipment (HVAC/R), participated in a live webinar on how to transform from a purchasing-driven culture into a demand-driven organization. Attendees learned how Ferguson Enterprises was able to turn its supply chain into a competitive differentiator with more accurate visibility of demand to help balance inventory investments and drive its auto-replenishment processes.

Company & Technology

  During the quarter, Logility announced the importance of sales and operations planning (S&OP) in driving operational excellence for the retail industry. Research by leading industry analysts and Logility’s market experience confirm that many best-in-class retailers have begun to distinguish themselves by implementing advanced S&OP processes and solutions that breakdown barriers, create an integrated business planning platform and foster increased collaboration across their multi-channel businesses.
  Logility and NGC Software were named Top 20 Software Vendors in the 15th annual RIS News Software LeaderBoard. Logility Voyager Solutions was identified as the leading retail solution in Overall Performance, Return on Investment, and Ease of Install and Integration. Retailers also voted Logility the leader in Apparel Customer Satisfaction. NGC Software was named a leader in an impressive 34 categories of the 2015 RIS News Software LeaderBoard. In addition, NGC was ranked in the 97th percentile of vendors in every category related to Customer Satisfaction.
  Manufacturing Tech Insights magazine named Demand Management, a subsidiary, a 2016 Top 10 Supply Chain Management Solution Provider. The award helps identify leading technology vendors to assist CIOs in selecting solution providers.

About American Software, Inc.

Atlanta-based American Software (NASDAQ: AMSWA) provides demand-driven supply chain management and enterprise software solutions, backed by more than 40 years of industry experience, that drive value for companies regardless of market conditions. Logility, Inc., a wholly-owned subsidiary of American Software, is a leading provider of collaborative solutions to optimize the supply chain. Logility Voyager Solutions™ is a complete supply chain and retail optimization solution suite that features a performance monitoring architecture and provides supply chain visibility; demand, inventory and replenishment planning; Sales and Operations Planning (S&OP); supply and inventory optimization; manufacturing planning and scheduling; retail merchandise planning, assortment and allocation; and transportation planning and management. Logility customers include Abercrombie & Fitch, Big Lots, Parker Hannifin, Verizon Wireless, and VF Corporation. Demand Management, Inc., a wholly-owned subsidiary of Logility, delivers supply chain solutions to small and midsized manufacturers, distributors and retailers. Demand Management’s Demand Solutions® suite is widely deployed and globally recognized for forecasting, demand planning and point-of-sale analysis. Demand Management serves customers such as AutomationDirect.com, Campbell Hausfeld and Lonely Planet. New Generation Computing® (NGC®), a wholly-owned subsidiary of American Software, is a leading provider of PLM, supply chain management, ERP and product testing software and services for brand owners, retailers and consumer products companies. NGC customers include A|X Armani Exchange, Aeropostale, Billabong, Carter’s, Casual Male, Hugo Boss, Jos. A. Bank, FGL Group, Athletica, Marchon Eyewear, and Swatfame. For more information about American Software, named one of the 100 Most Trustworthy Companies in America by Forbes Magazine, please visit www.amsoftware.com, call (800) 726-2946 or email:ask@amsoftware.com.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to substantial risks and uncertainties. There are a number of factors that could cause actual results to differ materially from those anticipated by statements made herein. These factors include, but are not limited to, changes in general economic conditions, technology and the market for the Company's products and services, including economic conditions within the e-commerce markets; the timely availability and market acceptance of these products and services; the Company’s ability to satisfy in a timely manner all SEC required filings and the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and the rules and regulations adopted under that Section; the challenges and risks associated with integration of acquired product lines and companies; the effect of competitive products and pricing; the uncertainty of the viability and effectiveness of strategic alliances; and the irregular pattern of the Company's revenues. For further information about risks the Company could experience as well as other information, please refer to the Company's current Form 10-K and other reports and documents subsequently filed with the Securities and Exchange Commission. For more information, contact: Vincent C. Klinges, Chief Financial Officer, American Software, Inc., (404) 264-5477 or fax: (404) 237-8868.

Logility is a registered trademark and Logility Voyager Solutions is a trademark of Logility, Inc.; Demand Solutions is a registered trademark of Demand Management, Inc.; and NGC and New Generation Computing are registered trademarks of New Generation Computing, Inc. Other products mentioned in this document are registered, trademarked or service marked by their respective owners.

AMERICAN SOFTWARE, INC.
Consolidated Statements of Operations Information
(In thousands, except per share data, unaudited)

	Third Quarter Ended					Nine Months Ended
	January 31,					January 31,
	2016		2015		Pct Chg.	2016	2015	Pct Chg.
Revenues:
License		$5,048		$4,338	16%	$15,487	$11,718	32%
Services & other		11,801		11,662	1%	39,109	34,448	14%
Maintenance		10,246		9,839	4%	30,427	29,107	5%
Total Revenues		27,095		25,839	5%	85,023	75,273	13%

Cost of Revenues:
License		1,846		1,989	(7%)	5,775	5,488	5%
Services & other		9,181		8,792	4%	28,555	25,130	14%
Maintenance		2,461		2,209	11%	6,872	6,365	8%
Total Cost of Revenues		13,488		12,990	4%	41,202	36,983	11%
Gross Margin		13,607		12,849	6%	43,821	38,290	14%
Operating expenses:
Research and development		3,704		3,482	6%	10,858	10,334	5%
Less: capitalized development	(692)		(879)		(21%)	(2,681)	(1,725)	55%
Sales and marketing		5,269		4,540	16%	15,967	13,758	16%
General and administrative		2,740		3,153	(13%)	9,807	9,529	3%
Provision for doubtful accounts		0		71	nm	0	178	nm
Amortization of acquisition-related intangibles		68		107	(36%)	204	299	(32%)

Total Operating Expenses		11,089		10,474	6%	34,155	32,373	6%
Operating Earnings		2,518		2,375	6%	9,666	5,917	63%
Interest (Expense)/ Income & Other, Net	(194)		(80)		143%	242	715	(66%)
Earnings Before Income Taxes		2,324		2,295	1%	9,908	6,632	49%
Income Tax Expense/(Benefit)		213	(546)		nm	3,072	1,082	184%
Net Earnings		$2,111		$2,841	(26%)	$6,836	$5,550	23%
Earnings per common share: (1)
Basic		$0.07		$0.10	(30%)	$0.24	$0.20	20%
Diluted		$0.07		$0.10	(30%)	$0.24	$0.19	26%

Weighted average number of common shares outstanding:
Basic		28,778		28,239		28,684	28,247
Diluted		29,107		28,554		28,973	28,580

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AMERICAN SOFTWARE, INC.
NON-GAAP MEASURES OF PERFORMANCE
(In thousands, except per share data, unaudited)

	Third Quarter Ended					Nine Months Ended
	January 31,					January 31,
	2016		2015		Pct Chg.	2016	2015	Pct Chg.
NON-GAAP EBITDA:
Net Earnings (GAAP Basis)		$2,111		$2,841	(26%)	$6,836	$5,550	23%
Income Tax Expense/ (Benefit)		213	(546)		nm	3,072	1,082	184%
Interest Income & Other, Net		194		80	143%	(242)	(715)	(66%)
Amortization of intangibles		1,207		1,159	4%	3,603	3,419	5%
Depreciation		193		314	(39%)	614	892	(31%)
EBITDA (earnings before interest, taxes, depreciation and amortization)		3,918		3,848	2%	13,883	10,228	36%

Stock-based compensation		404		385	5%	1,212	1,179	3%
Adjusted EBITDA		$4,322		$4,233	2%	$15,095	$11,407	32%

EBITDA , as a percentage of revenues		14%		15%		16%	14%

Adjusted EBITDA , as a percentage of revenues		16%		16%		18%	15%

	Third Quarter Ended					Nine Months Ended
	January 31,					January 31,
	2016		2015		Pct Chg.	2016	2015	Pct Chg.
NON-GAAP EARNINGS PER SHARE:
Net Earnings (GAAP Basis)		$2,111		$2,841	(26%)	$6,836	$5,550	23%
Discrete Tax Adjustments	(182)		(1,217)		nm	(182)	(1,217)	nm
GA R&D Tax Credit (2)(3)	(529)			0	nm	(440)	0	nm
Amortization of acquisition-related intangibles (2)		56		78	(28%)	141	197	(28%)
Stock-based compensation (2)		335		282	19%	836	778	7%
Adjusted Net Earnings		$1,791		$1,984	(10%)	$7,191	$5,308	35%

Adjusted non-GAAP diluted earnings per share		$0.06		$0.07	(14%)	$0.25	$0.19	32%

(1) - Basic per share amounts are the same for Class A and Class B shares. Diluted per share amounts for Class A shares are shown above. Diluted per share for Class B shares under the two-class method are $0.07 and $0.24 for the three and nine months ended January 31, 2016, respectively. Diluted per share for Class B shares under the two-class method are $0.10 and $0.20 for the three and nine months ended January 31, 2015, respectively.
(2) - Tax affected using the effective tax rate for the three and nine months period ended January 31, 2016 and 2015.
(3) - The GA R&D tax credit is recorded to General & Administration expense.
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AMERICAN SOFTWARE, INC.
Consolidated Balance Sheet Information
(In thousands)
(Unaudited)
	January 31,	April 30,
	2016	2015

Cash and Cash Equivalents	$42,962	$44,655
Short-term Investments	21,767	17,584
Accounts Receivable:
Billed	16,787	16,018
Unbilled	3,943	3,585
Total Accounts Receivable, net	20,730	19,603
Prepaids & Other	4,846	3,748
Current Assets	90,305	85,590

Investments - Non-current	9,596	13,156

PP&E, net	3,415	3,548
Capitalized Software, net	9,560	9,815
Goodwill	18,749	18,749
Other Intangibles, net	2,081	2,748
Other Non-current Assets	976	660
Total Assets	$134,682	$134,266

Accounts Payable	$1,222	$920
Accrued Compensation and Related costs	4,024	3,048
Dividend Payable	2,885	2,861
Other Current Liabilities	2,249	3,274
Deferred Tax Liability - Current	571	636
Deferred Revenues - Current	27,693	28,511
Current Liabilities	38,644	39,250

Deferred Revenues - Non-current	737	290
Deferred Tax Liability - Non-current	535	995
Other Long-term Liabilities	606	805
Long-term Liabilities	1,878	2,090

Total Liabilities	40,522	41,340

Shareholders' Equity	94,160	92,926

Total Liabilities & Shareholders' Equity	$134,682	$134,266

AMERICAN SOFTWARE, INC.
Condensed Consolidated Cashflow Information
(In thousands)
(Unaudited)

	Nine Months Ended
	January 31,
	2016		2015

Net cash provided by operating activities		$8,465		$4,714

Capitalized computer software development costs	(2,681)		(1,725)
Purchases of property and equipment, net of disposals	(481)		(972)
Purchase of business, net of cash acquired		-	(7,909)

Net cash used in investing activities	(3,162)		(10,606)

Dividends paid	(8,593)		(8,472)
Payment for accrued acquisition consideration	(200)		(200)
Repurchase of common stock	(70)		(1,100)
Excess tax benefits from stock-based compensation		231		87
Proceeds from exercise of stock options		1,636		797

Net cash used in financing activities	(6,996)		(8,888)

Net change in cash and cash equivalents	(1,693)		(14,780)
Cash and cash equivalents at beginning of period		44,655		55,803

Cash and cash equivalents at end of period		$42,962		$41,023

CONTACT:
American Software, Inc.
Vincent C. Klinges, 404-264-5477
Chief Financial Officer